Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	David Zalman
Prosperity Bank Plaza	Chairman and Chief Executive Officer
4295 San Felipe	281.269.7199
Houston, Texas 77027	david.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

REPORTS THIRD QUARTER

2017 EARNINGS

•	Third quarter earnings per common share (diluted) of $0.98
•	Third quarter net income of $67.908 million
•	Nonperforming assets remain low at 0.24% of third quarter average interest-earning assets
•	Return (annualized) on third quarter average assets of 1.22%
•	Returns (annualized) on third quarter average common equity of 7.20% and average tangible common equity of 14.83%(1)
•	Loans increased 4.0% (annualized) as of September 30, 2017 (year-to-date)
•	Increase in dividend of 5.9% to $0.36 per share for the fourth quarter 2017

HOUSTON, October 25, 2017. Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank® (collectively, “Prosperity”), reported net income for the quarter ended September 30, 2017 of $67.908 million or $0.98 per diluted common share. Additionally, nonperforming assets remain low at 0.24% of third quarter average interest-earning assets.

“Texas accounts for 8.8% of the U.S. GDP and 8.4% of the U.S. nonfarm employment.  It is the largest exporting state in the U.S. and is home to more than 50 Fortune 500 companies.  When a natural disaster such as Hurricane Harvey strikes several areas of the state, it can have a far-reaching impact,” said David Zalman, Prosperity’s Chairman and Chief Executive Officer.

“Hurricane Harvey made landfall near Rockport, Texas on Friday, August 25 and continued to impact the Houston and Beaumont areas through much of the following week.   Within seven days after landfall, we had 91% of affected banking centers open (86 of 94) and today, every banking center except one is open for business,” continued Zalman.

“Our lenders have visited with every loan relationship we have in the affected areas in excess of $1 million.  The vast majority of our customers affected had flood insurance and/or business interruption insurance.  We did however make a small provision this quarter given the increased risk on loan performance and the possibility of some adverse economic impact from the storm,” added Zalman.

“During the first two quarters of  2017, we experienced approximately 5% annualized organic loan growth, however, given the distraction of the Hurricane and recovery process, organic loan growth for the third quarter was approximately 1.9% annualized.  Our fee income was also slightly impacted this quarter as we waived certain ATM, overdraft and late payment fees for customers in the affected areas,” stated Zalman.

______________

(1)	Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

“We are pleased with our results for the third quarter considering the challenges in some of our areas.  The Federal Reserve Bank of Dallas expects that the fourth quarter will show a rebound in economic activity that will more than offset the economic decline in the third quarter.  We are excited about the opportunities we have for the fourth quarter,” concluded Zalman.

Results of Operations for the Three Months Ended September 30, 2017

Net income was $67.908 million(2) for the three months ended September 30, 2017 compared with $68.651 million(3) for the same period in 2016. Net income per diluted common share was $0.98 for the three months ended September 30, 2017 compared with $0.99 for the same period in 2016. Annualized returns on average assets, average common equity and average tangible common equity for the three months ended September 30, 2017 were 1.22%, 7.20% and 14.83%(1), respectively.  Prosperity’s efficiency ratio (excluding credit loss provisions, net gains and losses on the sale of assets and taxes) was 41.92%(1) for the three months ended September 30, 2017.

Net interest income before provision for credit losses for the three months ended September 30, 2017 was $156.147 million compared with $154.064 million during the same period in 2016, an increase of $2.083 million or 1.4%. This change was primarily due to an increase in the average balance and yield on interest-earning assets, partially offset by an increase in the average rate on interest-bearing liabilities. Linked quarter net interest income before provision for credit losses increased $3.916 million or 2.6% to $156.147 million compared with $152.231 million during the three months ended June 30, 2017. This increase was primarily due to an increase in loan discount accretion of $3.415 million.

The net interest margin on a tax equivalent basis was 3.22% for the three months ended September 30, 2017 compared with 3.29% for the same period in 2016. This change was primarily due to an increase in the average rates on interest-bearing liabilities. On a linked quarter basis, the net interest margin was 3.22% compared with 3.14% for the three months ended June 30, 2017. This increase was primarily due to an increase in loan discount accretion.

Noninterest income was $28.809 million for the three months ended September 30, 2017 compared with $29.684 million for the same period in 2016, a decrease of $875 thousand or 2.9%. This change was primarily due to a decrease in mortgage income. On a linked quarter basis, noninterest income increased $1.029 million or 3.7% compared with the three months ended June 30, 2017. This change was primarily due to an increase in other noninterest income and NSF fees.

Noninterest expense was $77.509 million for the three months ended September 30, 2017 compared with $79.476 million for the same period in 2016, a decrease of $1.967 million or 2.5%. This change was primarily due to a decrease in amortization of core deposit intangibles and salaries and benefits. On a linked quarter basis, noninterest expense increased $1.067 million or 1.4% compared with the three months ended June 30, 2017. This increase was primarily due to an increase in salaries and benefits and other noninterest expense.

Results of Operations for the Nine Months Ended September 30, 2017

Net income was $205.027 million(4) for the nine months ended September 30, 2017 compared with $205.673 million(5) for the same period in 2016.  Net income per diluted common share was $2.95 for the nine months ended September 30, 2017 and 2016. Annualized returns on average assets, average common equity and average tangible common equity for the nine months ended September 30, 2017 were 1.22%, 7.34% and 15.34%(1), respectively.  Prosperity’s efficiency ratio (excluding credit loss provisions, net gains and losses on the sale of assets and securities and taxes) was 42.42%(1) for the nine months ended September 30, 2017.

Net interest income before provision for credit losses for the nine months ended September 30, 2017 was $460.813 million compared with $478.788 million for the same period in 2016, a decrease of $17.975 million or 3.8%. This change was primarily due to a decrease in loan discount accretion of $14.308 million.

The net interest margin on a tax equivalent basis for the nine months ended September 30, 2017 was 3.18% compared with 3.38% for the same period in 2016. This change was primarily due to a decrease in loan discount accretion and an increase in the average rate on interest-bearing liabilities.

__________________

(2)	Includes purchase accounting adjustments of $4.903 million, net of tax, primarily comprised of loan discount accretion of $7.886 million for the three months ended September 30, 2017.
(3)	Includes purchase accounting adjustments of $4.796 million, net of tax, primarily comprised of loan discount accretion of $7.620 million for the three months ended September 30, 2016.
(4)	Includes purchase accounting adjustments of $10.138 million, net of tax, primarily comprised of loan discount accretion of $17.110 million for the nine months ended September 30, 2017.
(5)	Includes purchase accounting adjustments of $19.220 million, net of tax, primarily comprised of loan discount accretion of $31.418 million for the nine months ended September 30, 2016.

Noninterest income was $87.413 million for the nine months ended September 30, 2017 compared with $88.950 million for the same period in 2016, a decrease of $1.537 million or 1.7%. This change was primarily due to the net loss on sale of assets and a decrease in brokerage and mortgage income, partially offset by a gain on sale of securities and an increase in service charges on deposit accounts.

Noninterest expense was $232.013 million for the nine months ended September 30, 2017 compared with $239.239 million for the same period in 2016, a decrease of $7.226 million or 3.0%.  This change was primarily due to decreases in salaries and benefits, core deposit intangibles amortization and communications expense.

Balance Sheet Information

At September 30, 2017, Prosperity had $22.143 billion in total assets, an increase of $739.219 million or 3.5%, compared with $21.404 billion at September 30, 2016.

Loans at September 30, 2017 were $9.911 billion, an increase of $362.888 million or 3.8%, compared with $9.548 billion at September 30, 2016. Linked quarter loans increased $47.183 million or 0.5% (1.9% annualized) from $9.864 billion at June 30, 2017.

As part of its commercial and industrial lending activities, Prosperity extends credit to oil and gas production and service companies. Oil and gas production loans are loans to companies directly involved in the exploration and/or production of oil and gas. Oil and gas service loans are loans to companies that provide services for oil and gas production and exploration. At September 30, 2017, oil and gas loans totaled $291.827 million or 2.9% of total loans, of which $106.524 million were to production companies and $185.303 million were to service companies. This compares with total oil and gas loans of $308.951 million or 3.2% of total loans at September 30, 2016, of which $139.913 million were to production companies and $169.038 million were to service companies. At June 30, 2017, oil and gas loans totaled $287.815 million or 2.9% of total loans, of which $115.358 million were production loans and $172.457 million were service loans.

Deposits at September 30, 2017 were $16.907 billion, a decrease of $13.933 million or 0.1%, compared with $16.921 billion at September 30, 2016. Linked quarter deposits decreased $163.054 million or 1.0% from $17.071 billion at June 30, 2017.

Asset Quality

Nonperforming assets totaled $45.823 million or 0.24% of quarterly average interest-earning assets at September 30, 2017, compared with $60.166 million or 0.32% of quarterly average interest-earning assets at September 30, 2016, and $47.618 million or 0.24% of quarterly average interest-earning assets at June 30, 2017.

The allowance for credit losses was $86.812 million or 0.88% of total loans at September 30, 2017, $85.585 million or 0.90% of total loans at September 30, 2016 and $83.783 million or 0.85% of total loans at June 30, 2017.  Excluding loans acquired that are accounted for under FASB Accounting Standards Codification (“ASC”) Topics 310-20 and 310-30, the allowance for credit losses was 0.95%(1) of remaining loans as of September 30, 2017, compared with 1.03%(1) at September 30, 2016 and 0.93%(1) at June 30, 2017.

The provision for credit losses was $6.900 million for the three months ended September 30, 2017 compared with $2.000 million for the three months ended September 30, 2016 and $2.750 million for the three months ended June 30, 2017.  The provision for credit losses was $12.325 million for the nine months ended September 30, 2017 compared with $22.000 million for the nine months ended September 30, 2016.

Net charge-offs were $3.871 million for the three months ended September 30, 2017 compared with $241 thousand for the three months ended September 30, 2016 and $3.062 million for the three months ended June 30, 2017. Net charge-offs for the third quarter of 2017 were primarily comprised of two commercial and industrial loans.  Net charge-offs were $10.839 million for the nine months ended September 30, 2017 compared with $17.799 million for the nine months ended September 30, 2016.

Dividend

Prosperity Bancshares, Inc. declared a fourth quarter cash dividend of $0.36 per share, to be paid on January 2, 2018 to all shareholders of record as of December 15, 2017, an increase of 5.9% compared with the third quarter 2017 dividend.

Hurricane Harvey

On August 25, 2017, Hurricane Harvey came ashore in Rockport, Texas impacting numerous communities along the Texas Gulf coast. Prosperity Bank operates 94 banking centers in the Houston and South Texas areas, which include Beaumont, Corpus Christi and Victoria. All except one of those banking centers are currently operational. As of September 30, 2017, we have experienced manageable financial impact related to Hurricane Harvey.

Conference Call

Prosperity’s management team will host a conference call on Wednesday, October 25, 2017 at 10:30 a.m. Eastern Time (9:30 a.m. Central Time) to discuss Prosperity’s third quarter 2017 earnings. Individuals and investment professionals may participate in the call by dialing 877-883-0383. The elite entry number is 4077605.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybankusa.com.  The webcast may be accessed from Prosperity’s home page by selecting “Presentations & Calls” from the drop-down menu on the Investor Relations tab and following the instructions.

Non-GAAP Financial Measures

Prosperity’s management uses certain non-GAAP financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity, tangible equity to tangible assets ratio and the efficiency ratio, excluding net gains and losses on the sale of assets and securities.  Further, as a result of acquisitions and the related purchase accounting adjustments, Prosperity uses certain non-GAAP measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20, “Receivables-Nonrefundable Fees and Other Costs” and 310-30, “Receivables-Loans and Debt Securities Acquired with Deteriorated Credit Quality”).  Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and that their presentation, together with the accompanying reconciliations, provides a more complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP financial measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook.  These non-GAAP financial measures should not be considered a substitute for, nor of greater importance than, GAAP basis measures and results; Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures to the nearest respective GAAP financial measures.

Prosperity Bancshares, Inc. ®

As of September 30, 2017, Prosperity Bancshares, Inc. ® is a $22.143 billion Houston, Texas based regional financial holding company, formed in 1983. Operating under a community banking philosophy and seeking to develop broad customer relationships based on service and convenience, Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at www.prosperitybankusa.com, Retail Brokerage Services, Credit Cards, MasterMoney Debit Cards, 24 hour voice response banking, Trust and Wealth Management, Mortgage Services, Cash Management and Mobile Banking.

As of September 30, 2017, Prosperity operated 243 full-service banking locations: 65 in the Houston area, including The Woodlands; 29 in the South Texas area including Corpus Christi and Victoria; 34 in the Dallas/Fort Worth area; 22 in the East Texas area; 29 in the Central Texas area including Austin and San Antonio; 34 in the West Texas area including Lubbock, Midland-Odessa and Abilene; 16 in the Bryan/College Station area, 6 in the Central Oklahoma area and 8 in the Tulsa, Oklahoma area.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the securities laws. Forward-looking statements include all statements other than statements of historical fact, including forecasts or trends, and are based on current expectations, assumptions, estimates and projections about Prosperity Bancshares and its subsidiaries.  These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements.  These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives.  Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate, interest rate and commodity price fluctuations; and weather.  These and various other factors are discussed in Prosperity Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2016 and other reports and statements Prosperity Bancshares has filed with the SEC. Copies of the SEC filings for Prosperity Bancshares may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

Bryan/College Station Area -	Fort Worth -	Waugh Drive	Taft
Bryan	Haltom City	Westheimer	Yoakum
Bryan-29th Street	Keller	West University	Yorktown
Bryan-East	Roanoke	Woodcreek
Bryan-North	Stockyards		West Texas Area -
Caldwell		Katy -	Abilene -
College Station	Other Dallas/Fort Worth Area	Cinco Ranch	Antilley Road
Crescent Point	Locations -	Katy-Spring Green	Barrow Street
Hearne	Arlington		Cypress Street
Huntsville	Azle	The Woodlands -	Judge Ely
Madisonville	Ennis	The Woodlands-College Park	Mockingbird
Navasota	Gainesville	The Woodlands-I-45
New Waverly	Glen Rose	The Woodlands-Research Forest	Lubbock -
Rock Prairie	Granbury		4th Street
Southwest Parkway	Mesquite	Other Houston Area	66th Street
Tower Point	Muenster	Locations -	82nd Street
Wellborn Road	Sanger	Angleton	86th Street
	Waxahachie	Bay City	98th Street
Central Texas Area -	Weatherford	Beaumont	Avenue Q
Austin -		Cleveland	North University
Allandale	East Texas Area -	East Bernard	Texas Tech Student Union
Cedar Park	Athens	El Campo
Congress	Blooming Grove	Dayton	Midland -
Lakeway	Canton	Galveston	Wadley
Liberty Hill	Carthage	Groves	Wall Street
Northland	Corsicana	Hempstead
Oak Hill	Crockett	Hitchcock	Odessa -
Research Blvd	Eustace	Liberty	Grandview
Westlake	Gilmer	Magnolia	Grant
	Grapeland	Magnolia Parkway	Kermit Highway
Other Central Texas Area	Gun Barrel City	Mont Belvieu	Parkway
Locations -	Jacksonville	Nederland
Bastrop	Kerens	Needville	Other West Texas Area
Canyon Lake	Longview	Rosenberg	Locations -
Dime Box	Mount Vernon	Shadow Creek	Big Spring
Dripping Springs	Palestine	Spring	Brownfield
Elgin	Rusk	Tomball	Brownwood
Flatonia	Seven Points	Waller	Cisco
Georgetown	Teague	West Columbia	Comanche
Gruene	Tyler-Beckham	Wharton	Early
Kingsland	Tyler-South Broadway	Winnie	Floydada
La Grange	Tyler-University	Wirt	Gorman
Lexington	Winnsboro		Levelland
New Braunfels		South Texas Area -	Littlefield
Pleasanton	Houston Area -	Corpus Christi -	Merkel
Round Rock	Houston -	Calallen	Plainview
San Antonio	Aldine	Carmel	San Angelo
Schulenburg	Alief	Northwest	Slaton
Seguin	Bellaire	Saratoga	Snyder
Smithville	Beltway	Timbergate
Thorndale	Clear Lake	Water Street	Oklahoma
Weimar	Copperfield		Central Oklahoma Area-
	Cypress	Victoria -	Oklahoma City -
Dallas/Fort Worth Area -	Downtown	Victoria Main	23rd Street
Dallas -	Eastex	Victoria-Navarro	Expressway
Abrams Centre	Fairfield	Victoria-North	I-240
Balch Springs	First Colony		Memorial
Camp Wisdom	Fry Road	Other South Texas Area
Cedar Hill	Gessner	Locations -	Other Central Oklahoma Area
Dallas – Central Expressway	Gladebrook	Alice	Locations -
Frisco	Grand Parkway	Aransas Pass	Edmond
Frisco-West	Heights	Beeville	Norman
Kiest	Highway 6 West	Colony Creek
McKinney	Little York	Cuero	Tulsa Area-
McKinney-Stonebridge	Medical Center	Edna	Tulsa -
Midway	Memorial Drive	Goliad	Garnett
Plano	Northside	Gonzales	Harvard
Preston Forest	Pasadena	Hallettsville	Memorial
Preston Road	Pecan Grove	Kingsville	Sheridan
Red Oak	Pin Oak	Mathis	S. Harvard
Sachse	River Oaks	Padre Island	Utica Tower
The Colony	Sugar Land	Palacios	Yale
Turtle Creek	SW Medical Center	Port Lavaca
Westmoreland	Tanglewood	Portland	Other Tulsa Area Locations -
	The Plaza	Rockport	Owasso
	Uptown	Sinton

- - -

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Balance Sheet Data (at period end)
Loans	$9,911,202	$9,864,019	$9,739,253	$9,622,060	$9,548,314
Investment securities(A)	9,410,522	9,582,195	9,854,120	9,726,086	8,988,021
Federal funds sold	1,007	757	945	1,178	630
Allowance for credit losses	(86,812)	(83,783)	(84,095)	(85,326)	(85,585)
Cash and due from banks	302,469	321,958	324,797	436,203	341,483
Goodwill	1,900,845	1,900,845	1,900,845	1,900,845	1,900,349
Core deposit intangibles, net	40,464	42,150	43,869	45,784	48,010
Other real estate owned	14,512	15,472	15,698	15,463	16,280
Fixed assets, net	256,011	256,511	257,558	262,083	270,386
Other assets	393,043	396,419	424,429	406,696	376,156
Total assets	$22,143,263	$22,296,543	$22,477,419	$22,331,072	$21,404,044

Noninterest-bearing deposits	$5,465,474	$5,397,293	$5,299,264	$5,190,973	$5,159,333
Interest-bearing deposits	11,442,002	11,673,237	11,736,308	12,116,329	11,762,076
Total deposits	16,907,476	17,070,530	17,035,572	17,307,302	16,921,409
Other borrowings	960,365	1,035,506	1,270,644	990,781	425,916
Securities sold under repurchase agreements	334,621	346,324	335,875	320,430	318,449
Other liabilities	159,443	107,995	146,246	70,248	143,458
Total liabilities	18,361,905	18,560,355	18,788,337	18,688,761	17,809,232
Shareholders' equity(B)	3,781,358	3,736,188	3,689,082	3,642,311	3,594,812
Total liabilities and equity	$22,143,263	$22,296,543	$22,477,419	$22,331,072	$21,404,044

(A) Includes $1,635, $2,871, $2,200, $2,171 and $2,310 in unrealized gains on available for sale securities for the quarterly periods ended September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016 and September 30, 2016, respectively.

(B) Includes $1,063, $1,866, $1,430, $1,411 and $1,502 in after-tax unrealized gains on available for sale securities for the quarterly periods ended September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016 and September 30, 2016, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended					Year-to-Date
	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Sep 30, 2017	Sep 30, 2016
Income Statement Data
Interest income:
Loans	$121,567	$114,975	$111,710	$115,993	$116,247	$348,252	$359,066
Securities(C)	50,610	52,912	53,157	48,573	48,132	156,679	151,802
Federal funds sold and other earning assets	242	160	183	103	81	585	242
Total interest income	172,419	168,047	165,050	164,669	164,460	505,516	511,110

Interest expense:
Deposits	12,376	11,441	9,908	9,478	9,396	33,725	29,647
Other borrowings	3,540	4,040	2,476	1,121	752	10,056	1,944
Securities sold under repurchase agreements	356	335	231	238	248	922	694
Junior subordinated debentures	—	—	—	—	—	—	37
Total interest expense	16,272	15,816	12,615	10,837	10,396	44,703	32,322
Net interest income	156,147	152,231	152,435	153,832	154,064	460,813	478,788
Provision for credit losses	6,900	2,750	2,675	2,000	2,000	12,325	22,000
Net interest income after provision for credit losses	149,247	149,481	149,760	151,832	152,064	448,488	456,788

Noninterest income:
Nonsufficient funds (NSF) fees	8,350	7,805	8,089	8,552	8,764	24,244	24,984
Credit card, debit card and ATM card income	6,075	6,186	5,953	5,902	5,903	18,214	17,659
Service charges on deposit accounts	5,251	5,405	5,421	4,934	4,698	16,077	13,898
Trust income	2,040	2,271	2,155	2,480	1,851	6,466	5,640
Mortgage income	854	1,107	1,266	1,690	2,143	3,227	5,386
Brokerage income	461	427	488	782	1,213	1,376	3,789
Bank owned life insurance income	1,366	1,364	1,353	1,390	1,417	4,083	4,273
Net gain (loss) on sale of assets	62	(3,783)	1,759	475	37	(1,962)	1,389
Gain on sale of securities	—	3,270	—	—	—	3,270	—
Other noninterest income	4,350	3,728	4,340	3,270	3,658	12,418	11,932
Total noninterest income	28,809	27,780	30,824	29,475	29,684	87,413	88,950

Noninterest expense:
Salaries and benefits	47,866	47,343	48,444	51,231	48,328	143,653	146,666
Net occupancy and equipment	5,691	5,460	5,503	5,696	5,997	16,654	17,362
Credit and debit card, data processing and software amortization	4,506	4,216	4,085	4,249	4,207	12,807	12,801
Regulatory assessments and FDIC insurance	3,455	3,548	3,549	2,424	3,434	10,552	10,311
Core deposit intangibles amortization	1,686	1,719	1,915	2,226	2,418	5,320	6,974
Depreciation	3,050	3,051	3,103	3,170	3,289	9,204	9,924
Communications	2,618	2,664	2,702	2,771	2,870	7,984	8,790
Other real estate expense	110	128	95	378	44	333	136
Net (gain) loss on sale of other real estate	(140)	(71)	(10)	(44)	(3)	(221)	330
Other noninterest expense	8,667	8,384	8,676	7,047	8,892	25,727	25,945
Total noninterest expense	77,509	76,442	78,062	79,148	79,476	232,013	239,239
Income before income taxes	100,547	100,819	102,522	102,159	102,272	303,888	306,499
Provision for income taxes	32,639	32,265	33,957	33,366	33,621	98,861	100,826
Net income available to common shareholders	$67,908	$68,554	$68,565	$68,793	$68,651	$205,027	$205,673

(C) Interest income on securities was reduced by net premium amortization of $10,115, $9,403, $9,883, $11,502 and $11,312 for the three-month periods ended September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016 and September 30, 2016, respectively, and $29,401 and $31,972 for the nine-month periods ended September 30, 2017 and September 30, 2016, respectively.

Prosperity Bancshares, Inc. ®

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended					Year-to-Date
	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Sep 30, 2017	Sep 30, 2016
Profitability
Net income (D) (E)	$67,908	$68,554	$68,565	$68,793	$68,651	$205,027	$205,673

Basic earnings per share	$0.98	$0.99	$0.99	$0.99	$0.99	$2.95	$2.95
Diluted earnings per share	$0.98	$0.99	$0.99	$0.99	$0.99	$2.95	$2.95

Return on average assets (F)	1.22%	1.22%	1.23%	1.26%	1.27%	1.22%	1.25%
Return on average common equity (F)	7.20%	7.36%	7.45%	7.58%	7.66%	7.34%	7.74%
Return on average tangible common equity (F) (G)	14.83%	15.39%	15.82%	16.33%	16.79%	15.34%	17.17%
Tax equivalent net interest margin (D) (H)	3.22%	3.14%	3.20%	3.26%	3.29%	3.18%	3.38%
Efficiency ratio (G) (I)	41.92%	42.34%	43.01%	43.29%	43.26%	42.42%	42.24%

Liquidity and Capital Ratios
Equity to assets	17.08%	16.76%	16.41%	16.31%	16.80%	17.08%	16.80%
Common equity tier 1 capital	15.10%	14.80%	14.45%	14.48%	14.41%	15.10%	14.41%
Tier 1 risk-based capital	15.10%	14.80%	14.45%	14.48%	14.41%	15.10%	14.41%
Total risk-based capital	15.81%	15.49%	15.14%	15.20%	15.14%	15.81%	15.14%
Tier 1 leverage capital	9.15%	8.82%	8.62%	8.68%	8.50%	9.15%	8.50%
Period end tangible equity to period end tangible assets (G)	9.11%	8.81%	8.50%	8.32%	8.46%	9.11%	8.46%

Other Data
Weighted-average shares used in computing earnings per common share
Basic	69,485	69,487	69,480	69,482	69,478	69,484	69,738
Diluted	69,485	69,487	69,482	69,486	69,484	69,485	69,745
Period end shares outstanding	69,484	69,488	69,480	69,491	69,478	69,484	69,478
Cash dividends paid per common share	$0.3400	$0.3400	$0.3400	$0.3400	$0.3000	$1.0200	$0.9000
Book value per common share	$54.42	$53.77	$53.10	$52.41	$51.74	$54.42	$51.74
Tangible book value per common share (G)	$26.48	$25.81	$25.11	$24.40	$23.70	$26.48	$23.70

Common Stock Market Price
High	$66.75	$71.97	$77.87	$73.68	$56.27	$77.87	$56.27
Low	$55.84	$61.29	$65.34	$52.81	$45.94	$55.84	$33.57
Period end closing price	$65.73	$64.24	$69.71	$71.78	$54.89	$65.73	$54.89
Employees – FTE	2,993	3,037	3,033	3,035	3,071	2,993	3,071
Number of banking centers	243	243	244	245	245	243	245

(D) Includes purchase accounting adjustments for the periods presented as follows:

	Three Months Ended					Year-to-Date
	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Sep 30, 2017	Sep 30, 2016
Loan discount accretion
ASC 310-20	$6,361	$2,755	$3,270	$3,956	$5,296	$12,386	$17,792
ASC 310-30	$1,525	$1,716	$1,483	$3,596	$2,324	$4,724	$13,626
Securities amortization	$667	$745	$852	$950	$1,051	$2,264	$3,721
Time deposits amortization	$40	$39	$99	$232	$575	$178	$935

(E) Using effective tax rate of 32.5%, 32.0%, 33.1%, 32.7% and 32.9% for the three-month periods ended September 30, 2017,  June 30, 2017, March 31, 2017, December 31, 2016 and September 30, 2016, respectively and 32.5% and 32.9% for the nine-month periods ended September 30, 2017 and September 30, 2016, respectively.

(F) Interim periods annualized.

(G) Refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure.

(H) Net interest margin for all periods presented is based on average balances on an actual 365 day or 366 day basis.

(I) Calculated by dividing total noninterest expense, excluding credit loss provisions, by net interest income plus noninterest income, excluding net gains and losses on the sale of assets and securities.  Additionally, taxes are not part of this calculation.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Three Months Ended
	Sep 30, 2017				Jun 30, 2017				Sep 30, 2016
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(J)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(J)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(J)
Interest-Earning Assets:
Loans	$9,888,922	$121,567	4.88%		$9,797,793	$114,975	4.71%		$9,601,628	$116,247	4.82%
Investment securities	9,526,215	50,610	2.11%	(K)	9,817,781	52,912	2.16%	(K)	9,203,253	48,132	2.08%	(K)
Federal funds sold and other earning assets	77,337	242	1.24%		84,497	160	0.76%		72,171	81	0.45%
Total interest-earning assets	19,492,474	172,419	3.51%		19,700,071	168,047	3.42%		18,877,052	164,460	3.47%
Allowance for credit losses	(84,047)				(84,100)				(84,476)
Noninterest-earning assets	2,801,852				2,838,242				2,804,773
Total assets	$22,210,279				$22,454,213				$21,597,349

Interest-Bearing Liabilities:
Interest-bearing demand deposits	$3,601,116	$3,003	0.33%		$3,749,395	$2,748	0.29%		$3,858,821	$2,280	0.24%
Savings and money market deposits	5,658,569	5,259	0.37%		5,520,346	4,827	0.35%		5,610,342	3,753	0.27%
Certificates and other time deposits	2,270,114	4,114	0.72%		2,296,425	3,866	0.68%		2,492,889	3,363	0.54%
Other borrowings	1,099,583	3,540	1.28%		1,460,238	4,040	1.11%		532,301	752	0.56%
Securities sold under repurchase agreements	344,177	356	0.41%		324,804	335	0.41%		331,254	248	0.30%
Total interest-bearing liabilities	12,973,559	16,272	0.50%	(L)	13,351,208	15,816	0.48%	(L)	12,825,607	10,396	0.32%	(L)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	5,361,362				5,290,142				5,070,094
Other liabilities	102,046				87,074				118,881
Total liabilities	18,436,967				18,728,424				18,014,582
Shareholders' equity	3,773,312				3,725,789				3,582,767
Total liabilities and shareholders' equity	$22,210,279				$22,454,213				$21,597,349

Net interest income and margin		$156,147	3.18%			$152,231	3.10%			$154,064	3.25%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		1,940				1,989				1,930
Net interest income and margin (tax equivalent basis)		$158,087	3.22%			$154,220	3.14%			$155,994	3.29%

(J) Annualized and based on an actual 365 day or 366 day basis.

(K) Yield on securities was impacted by net premium amortization of $10,115, $9,403 and $11,312 for the three-month periods ended September 30, 2017, June 30, 2017 and September 30, 2016, respectively.

(L) Total cost of funds, including noninterest bearing deposits, was 0.35%, 0.34% and 0.23% for the three months ended September 30, 2017, June 30, 2017 and September 30, 2016, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Year-to-Date
	Sep 30, 2017				Sep 30, 2016
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(M)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(M)
Interest-Earning Assets:
Loans	$9,777,432	$348,252	4.76%		$9,653,891	$359,066	4.97%
Investment securities	9,735,912	156,679	2.15%	(N)	9,422,744	151,802	2.15%	(N)
Federal funds sold and other earning assets	80,651	585	0.97%		73,608	242	0.44%
Total interest-earning assets	19,593,995	505,516	3.45%		19,150,243	511,110	3.57%
Allowance for credit losses	(84,391)				(83,801)
Noninterest-earning assets	2,838,422				2,856,117
Total assets	$22,348,026				$21,922,559

Interest-Bearing Liabilities:
Interest-bearing demand deposits	$3,826,963	$8,338	0.29%		$4,135,579	$7,633	0.25%
Savings and money market deposits	5,572,534	13,673	0.33%		5,721,341	11,470	0.27%
Certificates and other time deposits	2,310,777	11,714	0.68%		2,529,353	10,544	0.56%
Other borrowings	1,227,652	10,056	1.10%		461,491	1,944	0.56%
Securities sold under repurchase agreements	325,606	922	0.38%		319,948	694	0.29%
Junior subordinated debentures	—	—	—		2,591	37	1.91%
Total interest-bearing liabilities	13,263,532	44,703	0.45%	(O)	13,170,303	32,322	0.33%	(O)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	5,264,649				5,085,041
Other liabilities	93,463				122,076
Total liabilities	18,621,644				18,377,420
Shareholders' equity	3,726,382				3,545,139
Total liabilities and shareholders' equity	$22,348,026				$21,922,559

Net interest income and margin		$460,813	3.14%			$478,788	3.34%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		5,924				5,734
Net interest income and margin (tax equivalent basis)		$466,737	3.18%			$484,522	3.38%

(M) Annualized and based on an actual 365 or 366 day basis.

(N) Yield on securities was impacted by net premium amortization of $29,401 and $31,972 for the nine-month periods ended September 30, 2017 and 2016, respectively.

(O) Total cost of funds, including noninterest bearing deposits, was 0.32% and 0.24% for the nine-month periods ended September 30, 2017 and 2016, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
YIELD TREND (P)

Interest-Earning Assets:
Loans	4.88%	4.71%	4.70%	4.83%	4.82%
Investment securities (Q)	2.11%	2.16%	2.18%	2.07%	2.08%
Federal funds sold and other earning assets	1.24%	0.76%	0.92%	0.39%	0.45%
Total interest-earning assets	3.51%	3.42%	3.42%	3.45%	3.47%

Interest-Bearing Liabilities:
Interest-bearing demand deposits	0.33%	0.29%	0.25%	0.23%	0.24%
Savings and money market deposits	0.37%	0.35%	0.26%	0.26%	0.27%
Certificates and other time deposits	0.72%	0.68%	0.64%	0.61%	0.54%
Other borrowings	1.28%	1.11%	0.89%	0.63%	0.56%
Securities sold under repurchase agreements	0.41%	0.41%	0.31%	0.30%	0.30%
Total interest-bearing liabilities	0.50%	0.48%	0.38%	0.34%	0.32%

Net Interest Margin	3.18%	3.10%	3.16%	3.22%	3.25%
Net Interest Margin (tax equivalent)	3.22%	3.14%	3.20%	3.26%	3.29%

(P)  Annualized and based on average balances on an actual 365 day or 366 day basis.

(Q) Yield on securities was impacted by net premium amortization of $10,115, $9,403, $9,883, $11,502 and $11,312 for the three-month periods ended September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016 and September 30, 2016, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Balance Sheet Averages
Loans	$9,888,922	$9,797,793	$9,642,877	$9,557,712	$9,601,628
Investment securities	9,526,215	9,817,781	9,867,491	9,338,903	9,203,253
Federal funds sold and other earning assets	77,337	84,497	80,150	106,214	72,171
Total interest-earning assets	19,492,474	19,700,071	19,590,518	19,002,829	18,877,052
Allowance for credit losses	(84,047)	(84,100)	(85,037)	(85,347)	(84,476)
Cash and due from banks	225,574	228,518	262,794	248,735	226,621
Goodwill	1,900,845	1,900,845	1,900,845	1,900,337	1,903,418
Core deposit intangibles, net	41,314	42,957	44,762	46,895	43,790
Other real estate	15,262	15,871	15,669	15,826	16,041
Fixed assets, net	256,809	257,229	260,716	267,952	272,058
Other assets	362,048	392,822	391,200	359,033	342,845
Total assets	$22,210,279	$22,454,213	$22,381,467	$21,756,260	$21,597,349

Noninterest-bearing deposits	$5,361,362	$5,290,142	$5,140,010	$5,214,656	$5,070,094
Interest-bearing demand deposits	3,601,116	3,749,395	4,136,260	3,861,952	3,858,821
Savings and money market deposits	5,658,569	5,520,346	5,537,355	5,471,109	5,610,342
Certificates and other time deposits	2,270,114	2,296,425	2,366,857	2,434,565	2,492,889
Total deposits	16,891,161	16,856,308	17,180,482	16,982,282	17,032,146
Other borrowings	1,099,583	1,460,238	1,123,396	712,126	532,301
Securities sold under repurchase agreements	344,177	324,804	307,433	318,367	331,254
Other liabilities	102,046	87,074	91,157	111,083	118,881
Shareholders' equity	3,773,312	3,725,789	3,678,999	3,632,402	3,582,767
Total liabilities and equity	$22,210,279	$22,454,213	$22,381,467	$21,756,260	$21,597,349

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Sep 30, 2017		Jun 30, 2017		Mar 31, 2017		Dec 31, 2016		Sep 30, 2016
Period End Balances

Loan Portfolio
Commercial and industrial	$1,180,570	11.9%	$1,201,748	12.2%	$1,287,216	13.2%	$1,254,900	13.0%	$1,233,108	12.9%
Construction, land development and other land loans	1,453,535	14.7%	1,383,539	14.0%	1,326,685	13.6%	1,263,923	13.1%	1,205,820	12.6%
1-4 family residential	2,449,051	24.7%	2,432,348	24.7%	2,424,533	24.9%	2,439,348	25.3%	2,427,616	25.5%
Home equity	284,076	2.9%	283,729	2.9%	281,298	2.9%	278,483	2.9%	279,836	2.9%
Commercial real estate (includes multi-family residential)	3,295,001	33.2%	3,309,227	33.5%	3,226,978	33.1%	3,162,109	32.9%	3,158,569	33.1%
Agriculture (includes farmland)	692,516	7.0%	699,228	7.1%	662,797	6.8%	672,336	7.0%	664,080	7.0%
Consumer and other	264,626	2.7%	266,385	2.7%	262,301	2.7%	266,422	2.8%	270,334	2.8%
Energy	291,827	2.9%	287,815	2.9%	267,445	2.8%	284,539	3.0%	308,951	3.2%
Total loans	$9,911,202		$9,864,019		$9,739,253		$9,622,060		$9,548,314

Deposit Types
Noninterest-bearing DDA	$5,465,474	32.3%	$5,397,293	31.6%	$5,299,264	31.1%	$5,190,973	30.0%	$5,159,333	30.5%
Interest-bearing DDA	3,645,754	21.6%	3,702,910	21.7%	3,845,061	22.6%	4,215,671	24.3%	3,749,018	22.1%
Money market	3,273,110	19.4%	3,451,803	20.2%	3,370,055	19.8%	3,368,599	19.5%	3,468,639	20.5%
Savings	2,264,959	13.4%	2,240,126	13.1%	2,189,822	12.8%	2,125,854	12.3%	2,074,169	12.3%
Certificates and other time deposits	2,258,179	13.3%	2,278,398	13.4%	2,331,370	13.7%	2,406,205	13.9%	2,470,250	14.6%
Total deposits	$16,907,476		$17,070,530		$17,035,572		$17,307,302		$16,921,409

Loan to Deposit Ratio	58.6%		57.8%		57.2%		55.6%		56.4%

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

Construction Loans

	Sep 30, 2017		Jun 30, 2017		Mar 31, 2017		Dec 31, 2016		Sep 30, 2016

Single family residential construction	$386,891	26.6%	$410,164	29.6%	$411,553	30.9%	$396,794	31.3%	$390,397	32.3%
Land development	77,202	5.3%	79,641	5.8%	83,475	6.3%	76,275	6.0%	77,789	6.4%
Raw land	191,563	13.1%	200,122	14.4%	183,453	13.8%	194,267	15.3%	170,640	14.1%
Residential lots	128,109	8.8%	130,919	9.4%	129,389	9.7%	130,096	10.3%	131,589	10.9%
Commercial lots	113,692	7.8%	83,104	6.0%	84,705	6.4%	75,625	6.0%	84,862	7.0%
Commercial construction and other	558,649	38.4%	482,347	34.8%	437,083	32.9%	394,040	31.1%	353,942	29.3%
Net unaccreted discount	(2,571)		(2,758)		(2,973)		(3,174)		(3,399)
Total construction loans	$1,453,535		$1,383,539		$1,326,685		$1,263,923		$1,205,820

Non-Owner Occupied Commercial Real Estate Loans by Metropolitan Statistical Area (MSA) as of September 30, 2017

	Houston	Dallas	Austin	OK City	Tulsa	Other (R)	Total
Collateral Type
Shopping center/retail	$204,773	$45,312	$43,688	$17,104	$26,848	$147,194	$484,919
Commercial and industrial buildings	114,851	31,259	13,732	11,897	22,817	72,087	266,643
Office buildings	67,660	125,295	22,912	44,935	12,294	75,298	348,394
Medical buildings	54,878	8,884	45	12,058	7,984	68,686	152,535
Apartment buildings	23,697	12,144	17,957	20,987	5,570	81,590	161,945
Hotel	42,700	31,599	13,322	28,817	—	111,617	228,055
Other	46,830	7,911	14,407	11,903	4,670	58,803	144,524
Total	$555,389	$262,404	$126,063	$147,701	$80,183	$615,275	$1,787,015	(S)

Acquired Loans

	Acquired Loans Accounted for Under ASC 310-20			Acquired Loans Accounted for Under ASC 310-30			Total Loans Accounted for Under ASC 310-20 and 310-30
	Balance at Acquisition Date	Balance at Jun 30, 2017	Balance at Sep 30, 2017	Balance at Acquisition Date	Balance at Jun 30, 2017	Balance at Sep 30, 2017	Balance at Acquisition Date		Balance at Jun 30, 2017	Balance at Sep 30, 2017
Loan marks:
Acquired banks (T)	$229,080	$29,359	$22,997	$142,128	$18,580	$17,040	$371,208		$47,939	$40,037
Acquired portfolio loan balances:
Acquired banks (T)	5,690,998	892,604	796,477	275,221	43,507	40,367	5,966,219	(U)	936,111	836,844
Acquired portfolio loan balances less loan marks	$5,461,918	$863,245	$773,480	$133,093	$24,927	$23,327	$5,595,011		$888,172	$796,807

(R) Includes other MSA and non-MSA regions.

(S) Represents a portion of total commercial real estate loans of $3.295 billion as of September 30, 2017.

(T) Includes Bank of Texas, Bank Arlington, American State Bank, Community National Bank, First Federal Bank Texas, Coppermark Bank, First Victoria National Bank, The F&M Bank & Trust Company and Tradition Bank.

(U) Actual principal balances acquired.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended					Year-to-Date
	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Sep 30, 2017	Sep 30, 2016
Asset Quality
Nonaccrual loans	$26,267	$30,517	$24,360	$31,642	$43,451	$26,267	$43,451
Accruing loans 90 or more days past due	4,934	1,613	880	956	399	4,934	399
Total nonperforming loans	31,201	32,130	25,240	32,598	43,850	31,201	43,850
Repossessed assets	110	16	261	241	36	110	36
Other real estate	14,512	15,472	15,698	15,463	16,280	14,512	16,280
Total nonperforming assets	$45,823	$47,618	$41,199	$48,302	$60,166	$45,823	$60,166

Nonperforming assets:
Commercial and industrial (includes energy)	$22,241	$25,628	$18,743	$24,537	$26,848	$22,241	$26,848
Construction, land development and other land loans	847	1,572	1,461	1,766	1,711	847	1,711
1-4 family residential (includes home equity)	3,781	4,156	4,070	4,119	4,450	3,781	4,450
Commercial real estate (includes multi-family residential)	18,208	15,454	16,235	17,167	26,680	18,208	26,680
Agriculture (includes farmland)	635	676	534	542	248	635	248
Consumer and other	111	132	156	171	229	111	229
Total	$45,823	$47,618	$41,199	$48,302	$60,166	$45,823	$60,166
Number of loans/properties	113	121	139	158	158	113	158
Allowance for credit losses at end of period	$86,812	$83,783	$84,095	$85,326	$85,585	$86,812	$85,585

Net charge-offs:
Commercial and industrial (includes energy)	$3,225	$2,531	$3,495	$3,161	$(107)	$9,251	$8,398
Construction, land development and other land loans	(2)	(60)	(65)	(1,922)	(368)	(127)	(579)
1-4 family residential (includes home equity)	12	95	(95)	(82)	48	12	—
Commercial real estate (includes multi-family residential)	(3)	—	133	41	(1)	130	255
Agriculture (includes farmland)	—	(29)	(65)	305	(45)	(94)	6,262
Consumer and other	639	525	503	756	714	1,667	3,463
Total	$3,871	$3,062	$3,906	$2,259	$241	$10,839	$17,799

Asset Quality Ratios
Nonperforming assets to average interest-earning assets	0.24%	0.24%	0.21%	0.25%	0.32%	0.23%	0.31%
Nonperforming assets to loans and other real estate	0.46%	0.48%	0.42%	0.50%	0.63%	0.46%	0.63%
Net charge-offs to average loans (annualized)	0.16%	0.13%	0.16%	0.09%	0.01%	0.15%	0.25%
Allowance for credit losses to total loans	0.88%	0.85%	0.86%	0.89%	0.90%	0.88%	0.90%
Allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30) (G)	0.95%	0.93%	0.96%	1.00%	1.03%	0.95%	1.03%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars and share amounts in thousands, except per share data)

Consolidated Financial Highlights

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity, the tangible equity to tangible assets ratio and the efficiency ratio, excluding net gains and losses on the sale of assets and securities, for internal planning and forecasting purposes. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30). Prosperity has included information below relating to these non-GAAP financial measures for the applicable periods presented.

	Three Months Ended					Year-to-Date
	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Sep 30, 2017	Sep 30, 2016
Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$67,908	$68,554	$68,565	$68,793	$68,651	$205,027	$205,673
Average shareholders' equity	$3,773,312	$3,725,789	$3,678,999	$3,632,402	$3,582,767	$3,726,382	$3,545,139
Less: Average goodwill and other intangible assets	(1,942,159)	(1,943,802)	(1,945,607)	(1,947,232)	(1,947,208)	(1,943,843)	(1,948,229)
Average tangible shareholders’ equity	$1,831,153	$1,781,987	$1,733,392	$1,685,170	$1,635,559	$1,782,539	$1,596,910
Return on average tangible common equity (F)	14.83%	15.39%	15.82%	16.33%	16.79%	15.34%	17.17%

Reconciliation of book value per share to tangible book value per share:
Shareholders’ equity	$3,781,358	$3,736,188	$3,689,082	$3,642,311	$3,594,812	$3,781,358	$3,594,812
Less: Goodwill and other intangible assets	(1,941,309)	(1,942,995)	(1,944,714)	(1,946,629)	(1,948,359)	(1,941,309)	(1,948,359)
Tangible shareholders’ equity	$1,840,049	$1,793,193	$1,744,368	$1,695,682	$1,646,453	$1,840,049	$1,646,453

Period end shares outstanding	69,484	69,488	69,480	69,491	69,478	69,484	69,478
Tangible book value per share:	$26.48	$25.81	$25.11	$24.40	$23.70	$26.48	$23.70

Reconciliation of equity to assets ratio to period end tangible equity to period end tangible assets ratio:
Tangible shareholders’ equity	$1,840,049	$1,793,193	$1,744,368	$1,695,682	$1,646,453	$1,840,049	$1,646,453
Total assets	$22,143,263	$22,296,543	$22,477,419	$22,331,072	$21,404,044	$22,143,263	$21,404,044
Less: Goodwill and other intangible assets	(1,941,309)	(1,942,995)	(1,944,714)	(1,946,629)	(1,948,359)	(1,941,309)	(1,948,359)
Tangible assets	$20,201,954	$20,353,548	$20,532,705	$20,384,443	$19,455,685	$20,201,954	$19,455,685
Period end tangible equity to period end tangible assets ratio:	9.11%	8.81%	8.50%	8.32%	8.46%	9.11%	8.46%

Reconciliation of allowance for credit losses to total loans to allowance for credit losses to total loans, excluding acquired loans:
Allowance for credit losses	$86,812	$83,783	$84,095	$85,326	$85,585	$86,812	$85,585
Total loans	$9,911,202	$9,864,019	$9,739,253	$9,622,060	$9,548,314	$9,911,202	$9,548,314
Less: Fair value of acquired loans (acquired portfolio loan balances less loan marks)	$796,807	$888,172	$991,894	$1,107,293	$1,230,466	$796,807	$1,230,466
Total loans less acquired loans	$9,114,395	$8,975,847	$8,747,359	$8,514,767	$8,317,848	$9,114,395	$8,317,848
Allowance for credit losses to total loans, excluding acquired loans (non-GAAP basis)	0.95%	0.93%	0.96%	1.00%	1.03%	0.95%	1.03%

Reconciliation of efficiency ratio to efficiency ratio, excluding net gains and losses on the sale of assets and securities:
Noninterest expense	$77,509	$76,442	$78,062	$79,148	$79,476	$232,013	$239,239

Net interest income	$156,147	$152,231	$152,435	$153,832	$154,064	$460,813	$478,788
Noninterest income	28,809	27,780	30,824	29,475	29,684	87,413	88,950
Less: net gain (loss) on sale of assets	62	(3,783)	1,759	475	37	(1,962)	1,389
Less: gain on sale of securities	—	3,270	—	—	—	3,270	—
Noninterest income, excluding net gains and losses on the sale of assets and securities	28,747	28,293	29,065	29,000	29,647	86,105	87,561
Total income, excluding net gains and losses on the sale of assets and securities	$184,894	$180,524	$181,500	$182,832	$183,711	$546,918	$566,349
Efficiency ratio, excluding net gains and losses on the sale of assets and securities	41.92%	42.34%	43.01%	43.29%	43.26%	42.42%	42.24%